Exhibit 5.1

[On ITW Letterhead]

[Opinion of Janet O. Love, Esq.]

August 7, 2020

Illinois Tool Works Inc.

155 Harlem Avenue

Glenview, Illinois 60025

Re: Illinois Tool Works Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

I am Chief Governance Counsel and Assistant Secretary of Illinois Tool Works Inc., a Delaware corporation (the “Company”), and I am delivering this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on the date hereof, for the registration of the sale from time to time of the Company’s debt securities in one or more series (the “Debt Securities”), which may be issued pursuant to the indenture, dated as of November 1, 1986, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), filed as Exhibit 4.4 to the Registration Statement, as modified by the First Supplemental Indenture, dated as of May 1, 1990, filed as Exhibit 4.5 to the Registration Statement (together, the “Indenture”).

For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Indenture and such documents, corporate records, certificates of public officials and other instruments, and have considered such matters of law, as I have deemed appropriate as the basis for the opinions set forth below. I have assumed the authority of the Trustee to be a party to the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities and to authenticate the Debt Securities, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as copies.

Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in my opinion, when any supplemental indenture to be entered into, or any officers’ certificate to be delivered, in connection with the issuance of any series of Debt Securities has been duly authorized, executed and delivered by the Company and the Trustee (if applicable); the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and the applicable underwriting or other agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

In connection with the opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such Debt Security, (a) the Board of Directors or a committee thereof or certain authorized officers shall have duly established the terms of such Debt Security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (b) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (c) there shall not have occurred any change in law affecting the validity or enforceability of such security. I have also assumed that none of the terms of any Debt Security to be established subsequent to the date hereof, the issuance and delivery of such Debt Security or the compliance by the Company with the terms of such Debt Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

I am a member of the bar of the State of Illinois. The opinions expressed above are limited to the laws of the State of Illinois and the General Corporation Law of the State of Delaware, and I express no opinion concerning the laws of any other jurisdiction.

This opinion is given as of the date hereof, and I do not undertake to advise you of any facts that come to my attention, or of any change in law that may occur, after the date hereof.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to my name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Janet O. Love